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                                                                    EXHIBIT 10.5

                                    ALLONGE
                                       TO
                            SECURED PROMISSORY NOTE

          Reference is hereby made to that certain Secured Promissory Note, dated November 12, 1999, in the original principal amount of Seven Hundred Thousand Dollars ($700,000), made by the undersigned to the order of InternetStudios.com, Inc., a Nevada corporation, to which this Allonge is attached, as amended by that certain Allonge, dated November 18, 1999, modifying the principal amount thereof to One Million Forty Thousand Dollars ($1,040,000) (as amended, the "Note"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

          The Note is hereby amended by changing the original principal amount thereof from One Million Forty Thousand Dollars ($1,040,000) to One Million Two Hundred Ninety-One Thousand Six Hundred Thirty-five Dollars ($1,291,635), and accordingly all references therein to "One Million Forty Thousand Dollars ($1,040,000)" are hereby deleted, and "One Million Two Hundred Ninety-One Thousand Six Hundred Thirty-five Dollars ($1,291,635)" shall be inserted in lieu thereof.

          The undersigned acknowledges that all amounts payable by the undersigned to Lender under the Note, as increased by this Allonge, are secured by a first priority security interest of Lender in the Collateral.

          IN WITNESS WHEREOF, the undersigned has executed this Allonge, effective as of December 16, 1999.


                                    MEDIACHASE LTD., a Delaware corporation

                                    By: /s/ Melanie Lutz
                                       ------------------------------------
                                        Name: Melanie Lutz
                                        Title: